Exhibit 10.13

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

US$ 1,000,000 (One Million US Dollars)	November 15th, 2022

For value received, AgiiPlus Inc., an exempted company organized under the Laws of the Cayman Islands (the “Company”), agrees to issue to Kinfolk Investments Holding Pte Ltd (the “Holder”) this Note, in the principal sum of US$ 1,000,000 (One Million US Dollars) subject to the terms and conditions of this Note. This Note is subject to the following terms and conditions.

1. Payment of the Principal. The Holder shall deposit the principal sum of US$ 1,000,000 (One Million US Dollars) by wire transfer of immediately available USD funds into the following account of the Company within three (3) Business Days upon execution of this Agreement (the date on which the Company receives such payment, the “Payment Date”):

2. Maturity. Unless this Note has been converted pursuant to Section 3 of this Note, the principal and any accrued but unpaid interest under this Note shall become due and payable upon the later of: (i) the 18-month anniversary of the Payment Date; or (ii) the 6-month anniversary of the consummation of the initial public offering of the Company of its ordinary shares or American depositary receipts (the “IPO”) (the “Maturity Date”). The Company shall repay to the Holder the principal and any accrued but unpaid interest under this Note within fifteen (15) Business Days after the Maturity Date. In the event that the IPO doesn’t occur within 18-month anniversary of the Payment Date, the Company shall repay to the Holder the outstanding principal and any accrued but unpaid interest under this Note within fifteen (15) Business Days after l8- month anniversary of the Payment Date. For avoidance of any doubt, unless otherwise mutually agreed by the Company and the Holder, the Holder shall not require the Company to repay the principal and any accrued interest under this Note prior to the Maturity Date.

3. Conversion.

(a) Conversion. If the consummation of the IPO occurs on or prior to the 18- month anniversary of the Payment Date, the Holder shall be entitled to convert all the principal of this Note paid by the Holder and the unpaid interest accrued thereon into certain number of ordinary shares of the Company (the “Conversion Shares”) from the 6-month anniversary of the consummation of the IPO until the Maturity Date. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire outstanding principal amount of this Note paid by the Holder and any unpaid interest accrued thereon, by (ii) seventy-five percent (75%) of the offering price per share of the Company in the IPO. The Holder shall also be entitled to require the repayment of the entire principal amount of this Note paid by the Holder and any unpaid interest accrued thereon, if the Holder decides not to convert the Note into the Conversion Shares. The Company will make the repayment at the Maturity Date.

(b) Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will issue one additional share to the Holder. Upon conversion of this Note pursuant to this Section 3(a), the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. The Company shall issue to the Holder certain number of Conversion Shares within fifteen (15) Business Days upon the date of conversion of this Note pursuant to Section 3(a), subject to the normal procedure under the applicable laws and regulations.

4. Interest. Interest shall accrue at a simple rate of eight percent (8.0%) per annum on the outstanding principal amount under this Note for the period commencing on and from the Payment Date until the date of payment in full of the outstanding principal amount under this Note and the accrued interests thereon.

5. Payment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.

6. Necessary Support. The Holder agrees to provide all necessary support for the Company’s IPO, including but not limited to provide necessary documents and execute relevant documents or agreements as requested by the underwriter or legal counsel of the Company.

7. Successors and Assigns. This Note and the rights and obligations therein may not be assigned by any Party without the written consent of the other Party.

8. Notice. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or ninety-six (96) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the Party to be notified at such Party’s address or facsimile number as set forth below, or as subsequently modified by written notice,

If to the Company:

Address: Level 5, Silver Court, No. 218 Xizang South Road, Shanghai, China

Attn: Sophia Dai ()

Email: sophiadai@agiiplus.com

If to the Holder:

Address: 20 Cecil Street, #09-10 PLUS, Singapore 049705

Attn: Ms LIM Shili

Email: shili.lim@kinfolk.com.sg

9. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Hong Kong without regard to principles of conflicts of law.

10. Dispute Resolution. Any dispute, controversy or claim arising out of, in connection with or relating to this Note, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration. The arbitration shall be conducted in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the notice of arbitration is submitted in accordance with the said Rules. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be one (1) and arbitration proceedings shall be conducted in English.

11. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder of this Note. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Company and the Holder.

12. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single instrument. Any counterpart or other signature delivered by email or other electronic signature shall be deemed for all purposes as being a good and valid execution and delivery of this Note by that party.

13. Loss of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and an indemnification undertaking by Holder in customary form, the Company shall make and deliver in lieu of such Note a new Note of like tenor and upon the same terms and conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note as of the date first set forth above.

COMPANY:

AgiiPlus Inc.

By:	/s/ Jing Hu
Name:	Jing Hu
Title:	CEO

Signature Page to Convertible Promissory Note

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note as of the date first set forth above.

AGREED TO AND ACCEPTED:

Kinfolk Investments Holding Pte Ltd

By:	/s/ Xiong Lei
Name:	Xiong Lei
Title:	Director

Signature Page to Convertible Promissory Note